UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2006

Vertical Communications, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19462	86-0446453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Memorial Drive Cambridge, Massachusetts	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 354-0600

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

A.	Entry into Settlement Agreement / Amendment of Asset Purchase Agreement

On May 24, 2006, the Registrant entered into that certain Settlement Agreement and Mutual Release (the “Settlement Agreement”) by and between Consolidated IP Holdings, Inc., formerly known as Vertical Networks, Inc. (“Consolidated”), and the Registrant (collectively, the “Settlement Parties”), relating to the following:

•	an Asset Purchase Agreement, dated as of September 23, 2004 (the “Asset Purchase Agreement”);

•	an Escrow Agreement, entered into as of September 28, 2004 (the “Escrow Agreement”);

•	an Agreement executed on September 28, 2004 (the “C-Data Patent Agreement”) relating to certain patents held by Consolidated and licensed to the Registrant pursuant to the terms thereunder (the “C-Data Patents”); and

•	a Software Purchase Agreement between Vertical Networks, Inc. and CVS Pharmacy, Inc. (“CVS”), dated as of August 20, 2004 (the “CVS Agreement”).

The Settlement Agreement settles all disputes amongst the Settlement Parties relating to a civil action filed by Consolidated on November 10, 2005 against the Registrant in United States District Court for the District of Massachusetts, Case No. 05-12250-RWZ (the “Action”), seeking payments pursuant to an earn-out provision in the Asset Purchase Agreement (the “Earnout Payments”) as well as termination of the C-Data Patent Agreement. The Settlement Agreement provides for the following:

•	the Settlement Parties mutually released each other from any and all claims relating to the Action;

•	the Registrant released to Consolidated funds in the amount of $559,566 previously held in escrow under the Escrow Agreement;

•	the Registrant agreed to make payments to Consolidated of Earnout Payments currently due under the Asset Purchase Agreement, commencing with $513,176, immediately upon execution of the Settlement Agreement, and continuing with anticipated payments of $201,464 in July 2006; $201,464 in August 2006; and $301,464 in December 2006, as well as future Earnout Payments which become due and payable to Consolidated after December 2006;

•	the Settlement Agreement reduced the amount of Earnout Payments due from the Registrant to Consolidated under the Asset Purchase Agreement by $1.2 million;

•	the Asset Purchase Agreement was amended to provide that the maximum amount of Earnout Payments the Registrant will owe Consolidated shall be $4,300,000; and

•	the Registrant and Consolidated acknowledged and agreed that the C-Data Patent Agreement is superseded by a Patent License Agreement between Consolidated, the Registrant and Converged Data Solutions LLC (“Converged”), effective as of May 24, 2006 (the “License Agreement”).

B.	Entry into Patent License Agreement

On May 24, 2006, the Registrant entered into the License Agreement (the “License Agreement”) between the Registrant and Converged (collectively, the “License Parties”), relating to rights in the C-Data Patents previously held by Consolidated and subsequently assigned to Converged. The License Agreement redefines and restates the Registrant’s rights under the C-Data Patents. It provides that each of the License Parties releases, acquits and forever discharges the other License Parties from any and all claims related to the C-Data Patents, including any liability for infringement or alleged infringement by the Registrant arising or occurring prior to entering into the License Agreement. Under the License Agreement, Converged grants to the Registrant a non-exclusive, transferable, sublicensable (under certain express and limited circumstances), worldwide, perpetual, irrevocable, fully paid-up, divisible, royalty-free license to the C-Data Patents to make, have made, use, import, export, sell and distribute any product or part thereof, the manufacture, use, or sale of which is covered by a valid claim of an issued, unexpired C-Data Patent, which includes, without limitation, the Registrant’s InstantOffice products, and to practice any methods or processes covered by a valid claim of an unexpired C-Data Patent, or to otherwise make, have made, use, import, export, sell, distribute, practice or have practiced anything covered by a valid claim of an unexpired C-Data Patent (the “License”). The License is irrevocable and cannot be terminated by Converged.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTICAL COMMUNICATIONS, INC.

Date: May 31, 2006	By:	/s/ KENNETH M. CLINEBELL
Kenneth M. Clinebell
Interim Chief Financial Officer